Exhibit 33.3

Management Assessment of Compliance with SEC Regulation AB Criteria

The Board of Directors
Nelnet, Inc.:

February 14, 2020

Management of Nelnet Servicing, LLC, a subsidiary of Nelnet, Inc. (the Company) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission (SEC) relating to the servicing of the Student Loan Platform (the Platform) as of and for the year ended December 31, 2019. Appendix A attached hereto identifies the outstanding student loan asset-backed securities transactions defined by management as constituting the Platform for which the Company acted as sub-administrator and sub-servicer during the period from January 1, 2019 through December 31, 2019.

The Company's management has assessed the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2019. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. The Company has determined that servicing criterion 1122(d)(l)(v) is applicable to the activities the Company performs with respect to the Platform for all transactions and securities in the Platform, including those issued on or before November 23, 2015 for which compliance was previously assessed under other servicing criteria, as applicable, for the assessment period as of and for the year ended December 31, 2019.

Based on such assessment, management believes that, as of and for the year ended December 31, 2019, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, except for servicing criteria 1122( d)(l )(ii), 1122(d)(1)(iii), 1122(d)(2)(ii), 1122(d)(2)(iii), 1122(d)(2)(iv), 1122(d)(3)(i), 1122(d)(3)(ii), 1122(d)(3)(iii) , 1122(d)(3)(iv), 1122(d)(4)(iii), 1122(d )(4)(x), 1122(d)(4)(xi) , 1122(d)(4)(xii), l 122(d)(4)(xiii) and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities the Company performs with respect to the Platform.

With respect to servicing criteria 1122(d)(2)(i), management has engaged a vendor to perform the activities required by this servicing criteria. The Company 's management has determined that this vendor is not considered a "servicer" as defined in Item l l0lU) of Regulation AB, and the Company's management has elected to take responsibility for assessing compliance with servicing criteria applicable to this vendor as permitted by the SEC's Compliance and Disclosure Interpretation ("C&DI") 200.06, Vendors Engaged by Servicers (C&DI 200.06). Management has policies and procedures in place designed to provide reasonable assurance that the vendor's activities comply in all material respects with the servicing criteria applicable to this vendor. The Company's management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendor and related criteria as described in its assertion.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2019.

Nelnet, Inc.

/s/ James D. Kruger
James D. Kruger
Chief Financial Officer, Nelnet Inc.

/s/ Joseph E. Popevis
Joseph E. Popevis
President, Nelnet Diversified Solutions

Appendix A

Trust Name:
SLM Student Loan Trust 2010-1
SLM Student Loan Trust 2010-2
Navient Student Loan Trust 2014-2
KeyCorp Student Loan Trust 1999-B
KeyCorp Student Loan Trust 2000-A
KeyCorp Student Loan Trust 2000-B
KeyCorp Student Loan Trust 2002-A
KeyCorp Student Loan Trust 2003-A
KeyCorp Student Loan Trust 2004-A
KeyCorp Student Loan Trust 2005-A
KeyCorp Student Loan Trust 2006-A
GOALNCMSLT 1
GOAL NCSLT 2003-1
GOAL NCSLT 2004-1
GOAL NCSLT 2005-1
GOAL NCSLT 2005-2
GOAL NCSLT 2006-1
GOAL NCSLT 2006-2
GOAL NCSLT 2006-3
GOAL NCSLT 2006-4
GOAL NCSLT 2007-1
GOAL NCSLT 2007-2
GOAL NCSLT 2007-3
GOAL NCSLT 2007-4
GOAL NCT 2006-A